UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2016

HTG Molecular Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37369	86-0912294
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3430 E. Global Loop Tucson, AZ		85706
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 289-2615

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)

On August 15, 2016, HTG Molecular Diagnostics, Inc. (the “Company”) received notice from the Nasdaq Stock Market LLC (the “Notice”) that the Company’s stockholders’ equity as reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 does not satisfy the Nasdaq Global Market continued listing requirement set forth in Nasdaq Stock Market Rule 5450(b)(1)(A) (the “Rule”).

The Company has 45 calendar days from the date of the Notice to submit to Nasdaq a plan to regain compliance with the Rule. The Company currently anticipates timely submitting such a plan to Nasdaq. If the plan is accepted, Nasdaq may grant an extension of up to 180 calendar days from the date of the Notice for the Company to provide evidence of compliance. If the plan is not accepted or the Company is not granted an extension, the Company will then consider actions appropriate to the circumstances, which may include applicable appeals to a Nasdaq Hearings Panel, or transferring the listing of the Company’s common stock to the Nasdaq Capital Market.

There can be no assurance that the Company will be able to regain compliance with the Rule, or that the Company will ultimately pursue regained compliance with the Rule in lieu of other available alternatives, such as applying for the transfer of its common stock listing to the Nasdaq Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HTG Molecular Diagnostics, Inc.

Dated: August 19, 2016	By:	/s/ Shaun D. McMeans
Shaun D. McMeans
Vice President of Finance and Administration and Chief Financial Officer